EXHIBIT 99.1

PGT Reports 2008 Second Quarter and First Half Results

VENICE, Fla., July 30, 2008 (PRIME NEWSWIRE) -- PGT, Inc. (Nasdaq:PGTI), the leading U.S. manufacturer and supplier of residential impact-resistant windows and doors, today announced financial results for its second quarter and first half ended June 28, 2008.

"We continue our pattern of outperforming a weakening housing market, this quarter by nearly 30%, with starts down 54% in our core market in the second quarter of 2008 compared to 2007 and our sales down only 24.3%," said Rod Hershberger, PGT's President and Chief Executive Officer. "In the fourth quarter of 2007 and again in the first quarter of 2008, we reduced our cost structure to better align our operations with reduced sales levels. By streamlining our processes and reducing expenses, we positioned ourselves favorably during these challenging market conditions. The benefits from these actions are apparent in our 2008 second quarter results as adjusted EBITDA significantly improved compared to the first quarter of 2008. In addition, we experienced sequential quarter sales growth of 9.6%."

Mr. Hershberger continued, "Also in the quarter, the Company took a non-cash impairment charge to write down goodwill. However, we believe that the long-term outlook for the housing industry is positive and that we can grow organically by gaining market share while we continue to focus on controlling our operational cost structure."

Highlights of the Second Quarter and First Half Financial Results include:

(See accompanying financial schedules for full financial details and reconciliations of adjusted (non-GAAP) financial measures to their GAAP equivalents.)

 * Total net sales were $60.1 million in the second quarter of 2008, a decrease of $19.3 million or 24.3%, compared to the second quarter of 2007. For the first half of 2008, net sales were
   $114.9 million, a decrease of $37.1 million or 24.4%, compared to the first half of 2007.
 * Gross margin percentage in the second quarter of 2008 was 35.8%, compared to 36.2% in the second quarter of 2007, and was 32.7%
   for the 2008 first half, compared to 35.1% in the 2007 first half. Gross margin in both periods of 2008 compared to the same periods in 2007 decreased due mainly to declining operating leverage due to lower overall sales volumes.
 * There was an estimated non-cash impairment charge in the 2008 second quarter and first half of $92 million related to the impairment of goodwill. The Company expects to update this estimate in the 2008 third quarter upon finalization of its goodwill impairment analyses. In the 2007 second quarter and first half there was a non-cash impairment charge of $0.8 million related to a then idle manufacturing facility.
 * SG&A was $16.2 million in the second quarter of 2008, a decrease of $4.4 million from the 2007 second quarter. SG&A was $32.4 million for the first half of 2008, a decrease of $8.3 million from the 2007 first half. In both the second quarter and first half of 2008, the decreases as compared to 2007 were due mainly to lower personnel-related costs from cost-alignment initiatives taken in the fourth quarter of 2007 and first quarter of 2008, and lower distribution and selling costs associated with lower sales volumes. As a percentage of sales, SG&A was 26.9% for the second quarter of 2008 compared to 25.9% in the second quarter of
   2007 and 28.2% for the first half of 2008 compared to 26.8% in the first half of 2007.
 * Restructuring costs in the first half of 2008 totaled $1.8 million, of which $1.1 million was included in cost of goods sold and $0.7 million was included in SG&A. Adjusted for restructuring costs, gross margin percentage for the first half of 2008 was
   33.6% of sales and SG&A was 27.6% of sales.
 * Driven by the $92 million estimated non-cash goodwill impairment charge, net loss in the second quarter of 2008 was $76.6 million, compared to net income of $2.8 million for the second quarter of
   2007. On an adjusted basis, net income for the second quarter of
   2008 was $1.9 million compared to $3.3 million in the second quarter of 2007. The net loss in the first half of 2008 was $78.4 million, compared to net income of $3.6 million in the first half of 2007. Adjusted net income was $1.1 million for the first half of 2008 compared to adjusted net income of $4.1 million for the first half of 2007.
 * Net loss per diluted share for the second quarter of 2008 was
   $2.75 compared to net income per diluted share of $0.10 for the second quarter of 2007. On an adjusted basis, net income per diluted share for the second quarter of 2008 was $0.07 compared to $0.12 in the second quarter of 2007. Net loss per diluted share in the first half of 2008 was $2.83, compared to net income per diluted share of $0.13 in the first half of 2007. On an adjusted basis, net income per diluted share was $0.04 for the first half of 2008 compared to adjusted net income per diluted share of $0.14 for the first half of 2007.
 * Adjusted EBITDA for the second quarter of 2008 was $9.5 million compared to an adjusted EBITDA of $11.9 million for the second quarter of 2007. Adjusted EBITDA for the first half of 2008 was
   $15.4 million compared to an adjusted EBITDA of $20.2 million for the first half of 2007.

Commenting on the second quarter and first half results, Jeff Jackson, PGT's Chief Financial Officer, stated, "Although the markets we serve remain weak, we saw some encouraging signs in the second quarter, including an increase in sequential quarter sales from $54.8 million in the first quarter to $60.1 million in the second. Additionally, in the second quarter we saw the full benefits from the actions taken in 2007 and 2008 to reduce our operating expenses. These benefits had a positive impact on our ability to generate cash in the second quarter as adjusted EBITDA was $9.5 million, or 15.9% of sales, compared to $5.8 million, or 10.7% of sales, for the first quarter of 2008. This internally generated cash, coupled with effective management of working capital, enabled us to prepay $10 million of outstanding bank debt in June."

Mr. Jackson continued, "While we are pleased with the results of our second quarter, as required by accounting rules, we updated our testing of goodwill, given the decline in our market capitalization versus our book value, and recorded an estimated $92 million non-cash impairment. We are still in the process of finalizing our fair value analysis of certain assets and liabilities and any adjustment to our estimate, which we believe will not be material, will be recorded in the third quarter."

Conference Call

As previously announced, PGT will hold a conference call Thursday, July 31, 2008, at 10:30 a.m. Eastern Time and will simultaneously broadcast it live over the Internet. To participate in the teleconference, please dial into the call a few minutes before the start time: 877-440-5807 (U.S. and Canada) and 719-325-4862 (international). A replay of the call will be available beginning July 31, 2008, at 1:30 p.m. Eastern Time through August 14, 2008. To access the replay, dial 888-203-1112 (U.S. and Canada) or 719-457-0820 (international) and refer to passcode 7482894. The webcast will also be available through the Investor Relations section of the PGT, Inc. website, http://www.pgtinc.com.

About PGT

PGT(R) pioneered the U.S. impact-resistant window and door industry and today is the nation's leading manufacturer and supplier of residential impact-resistant windows and doors. PGT is also one of the largest window and door manufacturers in the United States. Founded in 1980, the Company employs approximately 1,500 at its manufacturing, glass laminating and tempering plants, and delivery fleet facilities in Venice, FL, Salisbury, NC and Lexington, NC. Sold through a network of over 1,300 independent distributors, the Company's total line of custom windows and doors is now available throughout the eastern United States, the Gulf Coast and in a growing international market, which includes the Caribbean, South America and Australia. PGT's product line includes PGT(R) Aluminum and Vinyl Windows and Doors; WinGuard(R) Impact-Resistant Windows and Doors; PGT(R) Architectural Systems; and Eze-Breeze(R) Sliding Panels. PGT Industries, Inc. is a wholly owned subsidiary of PGT, Inc. (Nasdaq:PGTI).

The PGT, Inc. logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4199

Forward-Looking Statements

Statements in this news release and the schedules hereto which are not purely historical facts or which necessarily depend upon future events, including statements about forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements are based upon information available to PGT, Inc. on the date this release was submitted. PGT, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to the Company's revenues and operating results being highly dependent on, among other things, the homebuilding industry, aluminum prices, and the economy. PGT, Inc. may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of PGT, Inc.'s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

                       PGT, INC. AND SUBSIDIARY
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (unaudited - in thousands, except per share amounts)

                              Second Quarter Ended   First Half Ended
                               -------------------  -------------------
                               June 28,   June 30,  June 28,   June 30,
                                 2008       2007      2008       2007
                               --------   --------  --------   --------

 Net sales                     $ 60,100   $ 79,403  $114,936   $152,005
 Cost of sales                   38,609     50,685    77,374     98,588
                               --------   --------  --------   --------
   Gross margin                  21,491     28,718    37,562     53,417
 Goodwill impairment charge      92,000         --    92,000         --
 Asset impairment charge             --        826        --        826
 Selling, general and
  administrative expenses        16,165     20,588    32,434     40,761
                               --------   --------  --------   --------
   (Loss) income from
     operations                 (86,674)     7,304   (86,872)    11,830
 Interest expense                 2,190      2,801     4,917      5,925
 Other expense (income), net         51         98       (56)       230
                               --------   --------  --------   --------
   (Loss) income before
     income taxes               (88,915)     4,405   (91,733)     5,675
 Income tax (benefit) expense   (12,266)     1,620   (13,297)     2,090
                               --------   --------  --------   --------
 Net (loss) income             $(76,649)  $  2,785  $(78,436)  $  3,585
                               ========   ========  ========   ========

 Basic net (loss) income per
  common share                 $  (2.75)  $   0.10  $  (2.83)  $   0.13
                               ========   ========  ========   ========

 Diluted net (loss) income
  per common share             $  (2.75)  $   0.10  $  (2.83)  $   0.13
                               ========   ========  ========   ========

    Weighted average common
     shares outstanding:

 Basic                           27,832     27,123    27,734     27,061
                               ========   ========  ========   ========

 Diluted                         27,832     28,321    27,734     28,344
                               ========   ========  ========   ========

                       PGT, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED BALANCE SHEET
                            (in thousands)

                                                June 28,   Dec. 29,
                                                  2008       2007
                                                --------   --------
 ASSETS                                        (unaudited)
 Current assets:
 Cash and cash equivalents                      $ 17,296   $ 19,479
 Accounts receivable, net                         23,561     20,956
 Inventories, net                                 10,325      9,223
 Deferred income taxes                             3,802      3,683
 Other current assets                              4,837      7,080
                                                --------   --------
 Total current assets                             59,821     60,421

 Property, plant and equipment, net               76,412     80,184
 Other intangible assets, net                     93,563     96,348
 Goodwill                                         77,648    169,648
 Other assets, net                                 1,028      1,264
                                                --------   --------
   Total assets                                 $308,472   $407,865
                                                ========   ========

 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
 Accounts payable and accrued expenses          $ 15,814   $ 15,235
 Current portion of long-term debt                    95        332
                                                --------   --------
 Total current liabilities                        15,909     15,567
 Long-term debt                                  120,322    129,668
 Deferred income taxes                            35,532     48,927
 Other liabilities                                 3,113      3,231
                                                --------   --------
   Total liabilities                             174,876    197,393

 Total shareholders' equity                      133,596    210,472
                                                --------   --------
 Total liabilities and shareholders' equity     $308,472   $407,865
                                                ========   ========

                      PGT, INC. AND SUBSIDIARY
             RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                      TO THEIR GAAP EQUIVALENTS
         (unaudited - in thousands, except per share amounts)

                             Second Quarter Ended    First Half Ended
                             -------------------   -------------------
                             June 28,   June 30,   June 28,   June 30,
                               2008       2007       2008       2007
                             --------   --------   --------   --------
 Reconciliation to Adjusted
  Net (Loss) Income and
  Adjusted Net Income per
  share(1):
 Net (loss) income           $(76,649)  $  2,785   $(78,436)  $  3,585
 Reconciling items:
  Goodwill impairment
   charge(2)                   92,000         --     92,000         --
  Asset impairment charge(3)       --        826         --        826
  Restructuring charge(4)          --         --      1,752         --
  Tax effect of reconciling
   items                      (13,495)      (322)   (14,178)      (322)
                             --------   --------   --------   --------
  Adjusted net income        $  1,856   $  3,289   $  1,138   $  4,089
                             ========   ========   ========   ========

 Weighted average common
  shares outstanding:
 Diluted                       27,832     28,321     27,734     28,344
                             ========   ========   ========   ========

 Adjusted net income per
  share - diluted            $   0.07   $   0.12   $   0.04   $   0.14
                             ========   ========   ========   ========

 Reconciliation to EBITDA
  and Adjusted EBITDA:
 Net (loss) income           $(76,649)  $  2,785   $(78,436)  $  3,585
 Reconciling items:
  Depreciation and
   amortization expense         4,266      3,857      8,451      7,801
  Interest expense              2,190      2,801      4,917      5,925
  Income tax (benefit)
   expense                    (12,266)     1,620    (13,297)     2,090
                             --------   --------   --------   --------
 EBITDA                       (82,459)    11,063    (78,365)    19,401

 Add: Goodwill impairment
  charge(2)                    92,000         --     92,000         --
 Long-lived asset impairment
  charge(3)                        --        826         --        826
 Restructuring charge(4)           --         --      1,752         --
                             --------   --------   --------   --------
 Adjusted EBITDA             $  9,541   $ 11,889   $ 15,387   $ 20,227
                             ========   ========   ========   ========
 Adjusted EBITDA as
  percentage of net sales        15.9%      15.0%      13.4%      13.3%
                             ========   ========   ========   ========

 (1) The company provided detailed explanations of its non-GAAP financial measures in its Form 8-K filed July 30, 2008.

 (2) Represents the write-down of the carrying value of goodwill, consistent with the disclosure in the Company's Quarterly Report on
 Form 10-Q for the first quarter ended March 29, 2008 wherein we identified our goodwill as being at risk for future impairment due to the prolonged weakness in the housing sector, the Company's primary market, which the Company believes has resulted in its common stock trading at prices below its per-share book value. The Company considers the relationship between the trading price of its common stock and its per-share book value, among other things, when reviewing for indicators of impairment. During the second quarter of 2008, the
 Company came to the conclusion that, more likely than not, the weakness in the housing sector will persist longer than previously anticipated by the Company. The $92.0 million goodwill impairment charge is an estimate based on the results of preliminary impairment tests that the Company expects to complete in the 2008 third quarter.

 (3) Represents the write-down of the value of the Lexington, North
 Carolina property which, until December 2007 when we reclassified the real estate as held and used, had been classified as an asset held for sale due to the relocation of our plant to Salisbury, North Carolina.

 (4) Represents charge related to restructuring actions taken in the first quarter of 2008 as announced on March 4, 2008 of which $1.1 million is included in cost of goods sold and $0.7 million is included in selling, general and administrative expenses. This charge related primarily to employee separation costs.

CONTACT:  PGT, Inc.
          Jeffrey T. Jackson
          941-486-0100, ext. 22786
          jjackson@pgtindustries.com